Exhibit 10.20

NOTICE OF GRANT OF STOCK OPTION AWARD

Bowlero Corp (fka Bowlmor AMF Corp.), a Delaware corporation (the “Company”) granted to you Options (the “Options”) to purchase shares of the Company’s Common Stock under the Company’s 2017 Bowlmor AMF Corp. Stock Incentive Plan (the “Plan”). Capitalized terms not defined in this Grant Notice or the attached Award Agreement shall have the meanings specified for such terms in the Plan.

Award Recipient:	[__]
Award Type:	Stock Options
Award Amount:	Total Common Shares subject to the Options:	[__]
	Number of Common Shares exercisable as Service Options:	[__][1]
	Number of Common Shares exercisable as Performance Options:	[__][2]
Option Exercise Price:	$[__]
Grant Date:	[●]
Vesting Period for Service Options:	As set forth in the attached Award Agreement, each of the Service Options will vest and become exercisable in quarterly installments over a four-year period, subject to your continued service with the Company or its Subsidiaries as of each such vesting date, provided that the accelerated vesting provisions set forth in Section 3(a) of the Award Agreement shall apply with respect to any unvested portion of the Service Options in the event of a Sale of the Company or Triggering IPO (as each term is defined in the Award Agreement) and subject to your continued service requirements.
Vesting Period for Performance Options:

As set forth in the attached Award Agreement, each of the Performance Options will (A) vest in four equal annual installments with 25% vesting on each of the first four anniversaries of the grant date, subject to your continued service with the Company or its Subsidiaries as of each such anniversary and (B) become exercisable, as of or following vesting, in full, in connection with any Sale of the Company or Triggering IPO, provided that the performance criteria set forth in Section 3(b) of the Award Agreement are met.

Terms and Conditions:

The Options are subject to all the terms and conditions set forth in this Stock Option Award Grant Notice (this “Grant Notice”), in the Award Agreement, in the Restrictive Covenant Annex and in the Plan.

Without a complete review of these documents, you will not have a full understanding of all the material terms of your award.

The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or applicable state securities Laws and may not be sold, transferred, assigned, offered, pledged or otherwise disposed of unless there is an effective registration statement under such Act or such disposition is exempt from the registration. In addition, any such disposition shall be subject to the terms of the applicable Stockholders’ Agreement dated as of June 6, 2017 (as amended from time to time) a copy of which is on file in the Company’s offices. By acceptance of this Grant Notice, the holder accepts such provisions of the Stockholders’ Agreement.

[1]	NTD: 75% of the grant will be in the form of Service Options.
[2]	NTD: 25% of the grant will be in the form of Performance Options.

OPTION AWARD AGREEMENT

(Under the 2017 Bowlmor AMF Corp. Stock Incentive Plan)

THIS AWARD AGREEMENT (the “Award Agreement”) is made and entered into as of [●] between Bowlero Corp. (fka Bowlmor AMF Corp.), a Delaware corporation (the “Company”), and [●] (the “Participant”).

The Company hereby grants to the Participant the options (as defined below, the “Options”) to purchase certain Common Shares on the terms and conditions as set forth in this Award Agreement and in the 2017 Bowlmor AMF Corp. Stock Incentive Plan (the “Plan”). The Options are Nonqualified Options. Capitalized terms not otherwise defined herein have the meanings set forth in the Plan.

In accordance with this grant, and as a condition thereto, the Company and the Participant agree as follows:

SECTION 1. Number of Common Shares; Types of Options; Date of Grant; Exercise Price. The Stock Option Award Grant Notice (the “Grant Notice”) attached hereto sets forth the number of Common Shares which are the subject of Options and the date of grant of the Options (the “Grant Date”). The Grant Notice sets forth the number of Common Shares which are the subject of Options exercisable pursuant to Section 4(a) below (the “Service Options”) and the number of Common Shares which are the subject of Options exercisable pursuant to Section 4(b) below (the “Performance Options,” and, collectively, together with the Service Options, the “Options”). The exercise price at which each Common Share may be purchased under the Options (the “Exercise Price”) is at least the fair market value of a Common Share as of the Grant Date, and is set forth on the attached Grant Notice.

SECTION 2. Term. The Options shall not be exercisable to any extent after the twelfth (12th) anniversary of the Grant Date.

SECTION 3 Vesting Schedule.

(a) Subject to the terms and conditions of this Award Agreement, including the limitations on exercisability set forth in Section 4 and the Plan, the Service Options will vest and become exercisable in equal quarterly installments (subject to the rounding described below) over a four-year period, subject to the Participant’s continued service with the Company or its Subsidiaries as of each such vesting date (with any fractional shares rounded up to the next whole number of Common Shares for each vesting date and the number of shares vesting as of the last vesting reduced as necessary so that the aggregate number of shares does not exceed the number of Common Shares subject to the Options specified on the Grant Notice). Notwithstanding the forgoing, any unvested portion of the Service Segment will become fully vested upon a Sale of the Company (as defined below) or Triggering IPO (as defined below), subject to the Participant’s continued service with the Company or its Subsidiaries as of the date of the Sale of the Company or Triggering IPO.

(b) Subject to the terms and conditions of this Award Agreement, including the limitations on exercisability set forth in Section 4 and the Plan, the Performance Options will vest in four equal annual installments with 25% vesting on each of the first four anniversaries of the grant date, subject to the Participant’s continued service with the Company or its Subsidiaries as of each such anniversary.

SECTION 4. Limitation on Exercisability. Notwithstanding the vesting schedule set forth in Section 3, the exercisability of the Options is subject to the limitations set forth in this Section 4.

(a) Exercise of Service Options. To the extent that the Service Options are or become vested in accordance with Section 3 above, such vested Service Options shall be fully exercisable upon such vesting and prior to the expiration or termination of the Service Options as provided in this Award Agreement.

(b) Exercise of Performance Options. To the extent that any portion of the Performance Options are or become vested in accordance with Section 3 above, such vested Performance Options shall be fully exercisable only upon the occurrence of a Sale of the Company or Triggering IPO, in each case, which results in an Atairos Return that is equal to a multiple of at least 2.0 times the Atairos Investors’ aggregate invested capital in the Company on the Grant Date, prior to expiration or termination of the Performance Options as provided in this Award Agreement.

(c) Definitions and Determinations. For the purposes of this Award Agreement, the terms below shall have the meaning designated:

(i) “Atairos Cumulative Interest” means the greatest amount of the Atairos Investors’ collective interest, direct or indirect, in the Company acquired at any time prior to a Sale of the Company or Triggering IPO, as the case may be.

(ii) “Atairos Investors” means the Atairos Entities, their Affiliates and their Permitted Transferees (as defined in the Stockholders’ Agreement), as those terms are defined in the Plan.

(iii) “Atairos Return” means, as of any Sale of the Company or Triggering IPO, the sum of (x) the value of all proceeds that will actually be received by the Atairos Investors as a result of the divestiture of the Atairos Investors’ interest, direct or indirect, in the Company in connection with the relevant Sale of the Company or Triggering IPO, valued as of the date received by the Atairos Investors and net of any customary transaction expenses incurred by the Atairos Investors associated with such divestiture (to the extent such expenses are not borne by the Company), (y) the value of all prior proceeds actually received by the Atairos Investors from all previous divestitures of the Atairos Investors’ interest, direct or indirect, in the Company and any cash dividends or distributions received by the Atairos Investors as the result of any extraordinary recapitalization transactions by the Company, in each case valued at the fair value of such proceeds, dividends or distributions as of the date received by the Atairos Investors and net of any customary transaction expenses associated with such divestitures, dividends or distributions incurred by the Atairos Investors (to the extent such expenses are not borne by the Company) and (z) the value of the Atairos Investors’ interest, direct or indirect, in the Company that will be retained by the Atairos Investors following the relevant Sale of the Company or Triggering IPO, valued by reference to the fair value of the proceeds received by the Atairos Investors in connection with the Sale of the Company or Triggering IPO and net of any customary transaction expenses associated with such divestitures incurred by the Atairos Investors (to the extent such expenses are not borne by the Company).

(iv) “Sale of the Company” means (1) a negotiated sale of interests in the Company pursuant to a stock sale, exchange or similar transaction (other than a Triggering IPO) or a merger of the Company into another company, provided that any such transaction results in the Atairos Investors having divested 50% or more of the Atairos Cumulative Interest to one or more parties all of whom are not affiliates of any of the Atairos Investors, Tom Shannon or the Company (collectively, the “Initial Investors”); or (2) a sale of all or substantially all of the assets of the business conducted by the Company and its Subsidiaries to one or more parties, other than parties that the Initial Investors control or in which the Initial Investors own a majority interest.

(v) “Triggering IPO” means an underwritten public offering of Shares pursuant to an effective registration statement under the Securities Act of 1933 (as amended), other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form, in which the Atairos Investors are secondary sellers and after which the Atairos Investors will have divested 15% or more of the Atairos Cumulative Interest.

(d) All determinations and measurements required to compute the Atairos Cumulative Interest, Atairos Return or other amounts under this Award Agreement, and to determine whether any transaction constitutes a Sale of the Company or Triggering IPO, shall be made by the Board in its reasonable good faith judgment and shall be final and binding on all parties for all purposes under this Award Agreement.

SECTION 5.

(a) Notice of Exercise. Exercise of the Options, in whole or in part, shall be by delivery of a notice to the Company as provided in Section 12 which specifies the number of Common Shares being purchased.

(b) Payment of Exercise Price. (i) In the event that the Participant’s employment or service with the Company has been terminated by the Participant’s resignation for any reason, payment of the Exercise Price by the person exercising the Options shall be in cash and (ii) in any other event, payment of the Exercise Price may, at the Participant’s election, be made by the Company withholding from the person providing the notice described in Section 5(a) a net number of Common Shares equal to such person’s obligation to pay the Exercise Price from the number of Common Shares that are subject to the Options being exercised.

(c) Payment of Taxes. The Company has the authority to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy applicable federal, state, local and foreign withholding taxes (including the employee portion of any FICA obligation) required by law to be withheld with respect to any taxable event arising pursuant to this Award Agreement: (i) in the event that the Participant’s employment or service with the Company has been terminated by the Participant’s resignation for any reason, payment of the withholding taxes or Participant’s other tax obligations arising from the exercise of the Options (the “Applicable Taxes”) by the person exercising the Options shall be in cash and (ii) in any other event, payment of the Applicable Taxes may, at the Participant’s election, be made by the Company withholding from the person providing the notice described in Section 5(a) a net number of Common Shares having an aggregate Fair Market Value of the Applicable Taxes.

(d) Notwithstanding the foregoing, Sections 5(b)(ii) and 5(c)(ii) shall not apply with respect to any exercise that occurs at a time when the Common Shares are listed and traded on a national U.S. retail securities exchange and the Common Shares underlying the Options are covered by an effective registration statement under the Securities Act and an appropriate listing application, and a broker-assisted cashless exercise procedure is freely available to the Participant, provided that there is no legal or contractual impediment to the Participant’s use of the broker-assisted cashless exercise procedure.

(e) Certificate. Promptly after receipt of the notice described in Section 5(a) and payment of the Exercise Price and associated withholding taxes described in Sections 5(b) and 5(c), the Company shall deliver to the person exercising the Options a certificate, or other indication of ownership, for the number of Common Shares purchased. Common Shares to be issued upon the exercise of the Options may be either authorized and unissued Common Shares or Common Shares which have been reacquired by the Company.

SECTION 6. Termination of Employment or Service. In the event of a termination of the Participant’s employment or service with the Company or any of its Subsidiaries (the date of such termination, the “Termination Date”), the Options may be exercised as follows:

(a) Termination without Cause; Termination due to Death or Disability. If the Participant’s employment or service with the Company or any of its Subsidiaries terminates due to a termination by the Company or any of its Subsidiaries without Cause or due to the Participant’s death or Disability:

(i) any vested portion of the Options will be retained and will remain subject Sections 4 and 6(a)(iv);

(ii) with respect to any unvested and outstanding Options, subject to the vesting conditions of Section 3, the Participant will receive service credit as if the termination of such Participant’s employment or service with the Company or any of its Subsidiaries was on the one-year anniversary of the Termination Date;

(iii) any unvested portion of the Options that has not vested according to this Section 6(a) will be deemed immediately forfeited and canceled in their entirety upon such termination of employment or service or breach without any payment or consideration being due from the Company; and

(iv) with respect to any vested Options, the Participant will have a period of ninety (90) days after such termination to exercise the vested portion of any Service Options and any Performance Options, and after such applicable period, subject to the Stockholders’ Agreement, such vested Options will be deemed immediately forfeited and canceled in their entirety upon such termination of employment or service without any payment or consideration being due from the Company.

(b) Termination for Cause. If the Participant’s employment or service with the Company or any of its Subsidiaries is terminated by the Company or any of its Subsidiaries for Cause, both the vested and unvested portion of the Options shall be deemed immediately forfeited and canceled in their entirety upon such termination of employment or service or breach without any payment or consideration being due from the Company.

(c) Voluntary Termination. If the Participant’s employment or service with the Company or any of its Subsidiaries is terminated for any reason by the Participant:

(i) any vested portion of the Options will be retained and will remain subject Sections 4 and 6(c)(iii);

(ii) any unvested portion of the Options will be deemed immediately forfeited and canceled in their entirety upon such termination of employment or service or breach without any payment or consideration being due from the Company; and

(iii) with respect to any vested Options, the Participant will have a period of ninety (90) days after such termination to exercise the vested portion of any Service Options and any Performance Options, and after such applicable period, subject to the Stockholders’ Agreement, such vested Options will be deemed immediately forfeited and canceled in their entirety upon such termination of employment or service without any payment or consideration being due from the Company.

(d) Company Call Right. The Options and the Common Shares underlying the Options will be subject to the repurchase rights and other terms set forth in the Stockholders’ Agreement.

SECTION 7. Representations. The Participant represents and warrants that:

(a) The Participant is an executive officer of the Company and is qualified to purchase the Common Shares underlying the Options because he or she has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of such investment.

(b) Any Common Shares the Participant may acquire upon exercise of the Options will be for the Participant’s own account for investment and not with any view to the distribution thereof, and the Participant will not sell, assign, transfer or otherwise dispose of any of the Common Shares underlying the Options, or any interest therein, in violation of the Securities Act or any applicable state securities law.

(c) The Participant understands that (i) the Common Shares acquired upon exercise of the Options will not be registered under the Securities Act or any applicable state securities law and may not be sold or otherwise disposed of unless they are registered or sold or otherwise disposed of in a transaction that is exempt from such registration; and (ii) the certificates representing such Common Shares will bear appropriate legends restricting the transferability thereof.

(d) The Participant understands that the Company Group will rely upon the completeness and accuracy of these representations in establishing that the contemplated transactions are exempt from the Securities Act and hereby affirms that all such representations are accurate and complete. The Participant will notify the Company immediately of any changes in any of such information occurring during the term of the Options.

SECTION 8. Restrictive Covenants.

(a) As a condition precedent to receiving the Options granted pursuant to this Award Agreement, the Participant (i) acknowledges and agrees that the Participant and the Company and its Affiliates have entered into the Confidential Information and Work Product Assignment Agreement (the “Restrictive Covenant Agreement”) and (ii) reaffirms that the restrictive covenants and other promises and obligations set forth in the Restrictive Covenant Agreement will apply as set forth therein, and with respect to the non-competition and non-solicitation covenants, during the Participant’s employment and for 12 months following the Participant’s employment with the Company.

(b) As an additional condition precedent to receiving the Options granted pursuant to this Award Agreement, the Participant shall execute and agree to be subject to the restrictive covenants as set forth in Annex I, and the restrictions imposed by the covenants set forth in Annex I will apply (i) solely for the purposes of the Options and the Participant’s entitlements to the Options and (ii) during the Participant’s employment and for the two-year period following the Participant’s employment with the Company.

(c) It is acknowledged and agreed that in the event that the Participant engages in any action or activity that would constitute a breach by the Participant of any of the applicable restrictive covenants described in either the Restrictive Covenant Agreement or the Restrictive Covenant Annex attached as Annex I to this Award Agreement (in each case, relating to confidentiality, noncompetition, non-hire, non-solicitation obligations or other obligations described therein and subject to all applicable notice and cure provisions in the relevant agreements):

(i) such action or activity will be a “Restrictive Covenant Breach” for the purpose of the Stockholders’ Agreement; and

(ii) (A) the Participant will forfeit any portion of the Options that have not been exercised and (B) with respect to any portion of the Options that have been exercised, to the extent that the Participant has transferred or sold the Common Shares acquired from such exercise, the Participant shall pay to the Company any proceeds received from the transfer or sale of such Common Shares in excess of the Exercise Price paid for such Common Shares.

(iii) Solely for the purposes of this Section 8(c), and the terms of this Section 8(c) applicable to the Participant’s entitlements with respect to the Options, the restrictions imposed under the Restrictive Covenant Agreement and the restrictive covenants as set forth in Annex I are hereby incorporated by reference but shall apply for the period of the Participant’s employment and the two-year period following the Participant’s employment with the Company.

SECTION 9. Integration of Stockholders’ Agreement and Award Terms; Spousal Consent. In consideration of, and as a condition to, the effectiveness of the Options, to the extent that the Participant is not already a Stockholder (as defined in the Stockholders’ Agreement), the Participant must execute and deliver to the Company an instrument or instruments substantially in the form of Exhibit A hereto confirming that the Participant has agreed to be bound as a “Stockholder” and “Management Stockholder” by the terms of the Stockholders’ Agreement. For the avoidance of doubt, the Participant shall have no rights as a Stockholder and Management Stockholder under the Stockholders’ Agreement during any period that the Participant is not the record owner of Common Shares, but shall be subject to the call rights under Section 4.9 of the Stockholders’ Agreement. The Participant agrees to cause any current or future spouse of his or hers to deliver to the Company a consent in the form of the consent set forth in Exhibit B hereto validly executed by such spouse on the date hereof or promptly after any such person becomes his or her spouse, as applicable.

SECTION 10. Governing Law; Waiver of Jury Trial. This Award Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflicts of laws rules of such state. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Award Agreement or the transactions contemplated hereby.

SECTION 11. Interpretation. The Participant accepts the Options subject to all the terms and provisions of the Plan, which shall control in the event of any conflict between any provision of the Plan and this Award Agreement, and accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and/or this Award Agreement. The Participant acknowledges receiving a copy of the Plan.

SECTION 12. Notices. Any notice under this Award Agreement shall be (a) if in writing, effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Participant at his or her last known address on the books of the Company or, in the case of the Company, at the address set forth below, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section 12, or (b) if delivered by electronic email transmission, effective on the day on which such electronic email transmission was sent; provided, that no rejection notice is received.

c/o Bowlero Corp.

222 West 44th Street

New York, NY 10036

Attention: Brett Parker, Chief Financial Officer

Email: bparker@bowlmor.com

With a copy to:

Davis Polk & Wardwell

450 Lexington Avenue

New York, New York 10017

Attention: William J. Chudd

SECTION 13. Sections and Headings. All section references in this Award Agreement are to sections hereof for convenience of reference only and are not to affect the meaning of any provision of this Award Agreement.

SECTION 14. Assignment. The Company may, without the consent of the Participant, assign this Award Agreement (or any of its rights or interests under this Award Agreement) to any successor to all or substantially all of the assets or business of the Company in which case references to the Company under this Award Agreement shall be deemed to be references to such successor.

SECTION 15. Severability. If any provision of this Award Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Award Agreement shall be construed and enforced as if such provisions had not been included; provided, however, that if the Company’s call rights set forth in the Stockholders’ Agreement or other agreement shall be held invalid or unenforceable, the Awards granted under this Award Agreement shall be cancelled and terminated.

SECTION 16. Complete Agreement. This Award Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

SECTION 17. Counterparts. This Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Award Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Award Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be duly executed as of the date first above written.

BOWLERO CORP.

By:
Name:
Title:

PARTICIPANT

By:
	Name:	[●]

[Signature Page for Option Award Agreement]

ANNEX I

RESTRICTIVE COVENANT ANNEX

As a material condition to being granted the Options, [●] (the “Participant”) agrees that any violation by the Participant of the Participant’s covenants under this Restrictive Covenant Annex shall constitute a Restrictive Covenant Breach for purposes of the Stockholders’ Agreement and shall cause an immediate and automatic imposition of the provisions of Section 8(c)(ii) of the Award Agreement accompanying this Annex I and the provisions of Section 9 of this Annex I. Capitalized terms used and not otherwise defined herein shall have the meanings applied to them under the 2017 Bowlmor AMF Corp. Stock Incentive Plan or the Award Agreement accompanying this Annex I.

The Participant acknowledges and agrees that:

The business in which the Company and its Affiliates is engaged is extremely competitive and that, during the Participant’s employment with the Company or its Affiliates, the Participant has received and will receive and have access to materials and information regarding the Company’s and its Affiliates’ services, technologies, products, know-how and sales that are proprietary and confidential to the Company and its Affiliates. The Participant recognizes that these materials and information are important and valuable assets to the Company and its Affiliates and that the Company and its Affiliates have a legitimate interest in protecting the confidential and proprietary nature of these materials and information.

The Company and its Affiliates have spent and will continue to spend substantial time and money developing their services, technologies and products and training their employees in respect thereof. The Participant recognizes that these services, technologies, products and trainings are important and valuable assets to the Company and its Affiliates and that the Company and its Affiliates have a legitimate interest in protecting these services, technologies, products and trainings. The Company and its Affiliates have provided and will be providing the Participant with information, materials, property, training and confidential information during the Participant’s employment and may also be providing the Participant with the opportunity to contribute to the creation of confidential information, which will assist both the Company and its Affiliates and the Participant to compete effectively. The Participant recognizes that these services, materials and confidential information are an important and valuable asset to the Company and its Affiliates and that the Company and its Affiliates have a legitimate interest in protecting the confidential and proprietary nature of these services, materials and information and that the Company and its Affiliates have spent and will continue to spend substantial time and money developing the confidential information.

The Company and its Affiliates also have dedicated their time and resources developing and maintaining relationships with existing and potential customers, referral sources, agents, distributors, employees and vendors. During the Participant’s employment with the Company or its Affiliates, the Participant understands that the Company and its Affiliates expect the Participant to continue to develop and maintain these relationships on their behalf. The Participant recognizes that these relationships are an important and valuable asset to the Company and its Affiliates and that the Company and its Affiliates have a legitimate interest in protecting these relationships.

The Participant has reviewed this Restrictive Covenant Annex and agrees that the restrictions set forth herein are reasonable and are circumscribed in a manner necessary and appropriate to protect the Company’s and its Affiliates’ valid business interests.

The Participant is entering into this Restrictive Covenant Annex in exchange for valuable, additional consideration provided by the Company or its Affiliates and the Participant is free to decline to accept such consideration and decline to enter into this Restrictive Covenant Annex.

The restrictions imposed by this Restrictive Covenant Annex will not impose undue economic hardship on the Participant and the Participant freely accepts the restrictions in exchange for the consideration and opportunities offered by the Company or its Affiliates.

Based upon, and in addition to the understandings, acknowledgements and agreements above, the Participant further agrees as follows:

Section 1. Noncompetition. The Participant agrees that if the Participant were to become employed by, or substantially involved in, the business of a competitor of the Company or any of its Affiliates during the Restricted Period, it would be very difficult for the Participant not to rely on or use the Company’s or its Affiliates’ trade secrets and confidential information. Thus, to avoid the inevitable disclosure of such trade secrets and confidential information, and to protect such trade secrets and confidential information and the Company’s and its Affiliates’ relationships and goodwill with customers, during the Restricted Period, except in the good faith performance of his duties hereunder, the Participant shall not directly or indirectly through any other Person engage in, enter the employ of, render any services to, have any ownership interest in, nor participate in the financing, operation, management or control of, any Competing Business. For purposes of this Restrictive Covenant Annex, “Restricted Period” means the term of the Participant’s service with the Company and two (2) years following the date that the Participant’s service with the Company terminates (the date of such termination, the “Termination Date”). For purposes of this Restrictive Covenant Annex, the phrase “directly or indirectly through any other Person engage in” shall include, without limitation, any direct or indirect ownership or profit participation interest in such enterprise, whether as an owner, stockholder, member, partner, joint venturer or otherwise, and shall include any direct or indirect participation in such enterprise as an employee, consultant, director, officer, licensor of technology or otherwise. For purposes of this Restrictive Covenant Annex, “Competing Business” means any Person anywhere in the United States and any other country in which the Company or any of its Affiliates operates (or plans to commence operations) that at any time during the Participant’s period of employment is engaged in (or has plans to engage in), or at any time during the six (6) month period following the Termination Date is engaged in (or has plans to engage in) a business related to bowling or the operation of bowling centers. For purposes of this Restrictive Covenant Annex, “Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

The Participant acknowledges that, in addition to the other consideration provided hereunder, the Company’s or an Affiliate’s agreement to continue to employ him pursuant to this Restrictive Covenant Annex constitutes sufficient consideration for the restrictive covenants contained in this Section 1.

Section 2. Nonsolicitation of Customers. During the Restricted Period, the Participant shall not directly or indirectly through any other Person influence or attempt to influence customers, vendors, suppliers, licensors, lessors, joint venturers, associates, consultants, agents, or partners of the Company or any of its Affiliates to divert their business away from the Company, or such Affiliate to a Competing Business, and the Participant shall not otherwise interfere with, disrupt or attempt to disrupt the business relationships, contractual or otherwise, between the Company or any of its Affiliates, on the one hand, and any of its or their customers, suppliers, vendors, lessors, licensors, joint venturers, associates, officers, employees, consultants, managers, partners, members or investors, on the other hand in an effort to benefit a Competing Business. The foregoing shall not be violated by general advertising of a customary nature not targeted at such persons or entities, nor by serving as a reasonable and customary reference upon request.

Section 3. Nonsolicitation of Employees and Consultants. During the Restricted Period, except in the good faith performance of his duties hereunder, the Participant shall not directly or indirectly through any other Person (a) induce or attempt to induce any officer, other key employee or independent contractor of the Company or any of its Affiliates to leave the employ or service, as applicable, of the Company or such Affiliate, or in any way interfere with the relationship between the Company or any Affiliate, on the one hand, and any officer, other key employee or independent contractor thereof, on the other hand, or (b) hire any person who was an officer or other employee of the Company or any of the Affiliates until six (6) months after such individual’s employment relationship with the Company or such Affiliate has been terminated. The foregoing shall not be violated by general advertising of a customary nature not targeted at such persons or entities, nor by serving as a reasonable and customary reference upon request.

Section 4. Confidentiality. The Participant agrees that he will not disclose or use at any time, either during the Participant’s employment with the Company or thereafter, any Confidential Information (as defined below) of which the Participant is or becomes aware, whether or not such information is developed by the Participant, except to the extent that such disclosure or use is directly related to the good faith performance of the Participant’s duties for the Company. The Participant agrees that he will take all reasonable and appropriate steps to safeguard Confidential Information in his possession and to protect it against disclosure, misuse, espionage, loss and theft. Notwithstanding the foregoing, the Participant may truthfully respond to a lawful and valid subpoena, court order or other legal process, but the Participant agrees, to the extent he is permitted under applicable law and the relevant request for disclosure: (i) to first give the Company the earliest possible notice thereof, (ii) to, as much in advance of the return date as possible, make available to the Company and its counsel the documents and other reasonable information sought, and (iii) to assist the Company and such counsel (at the Company’s expense) in resisting or otherwise responding to such process, subject to the Participant’s other commitments. As used in this Restrictive Covenant Annex, the term “Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by the Company or any Affiliates in connection with its business, including, but not limited to, information, observations and data obtained by the Participant while employed by the Company or any predecessors thereof (including those obtained prior to the date of this Restrictive Covenant Annex) concerning (i) the business or affairs of the Company or any Affiliate (including each of their respective predecessors), (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients and customer or client lists, (xiii) other copyrightable works, (xiv) all production methods, processes, technology and trade secrets, and (xv) all similar and related information in whatever form. Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination. The Participant further understands that Confidential Information does not include any of the foregoing or other items that have become publicly known or made generally available through no wrongful act (or failure to act) of the Participant or, to the knowledge of the Participant, of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof or is available, or becomes available, to the Participant on a non-confidential basis, but only if the source of the information is not, to the Participant’s knowledge, prohibited from transmitting the information to the Participant by a contractual, legal, fiduciary or other obligation. The Participant acknowledges that, as between the Participant and the Company, all Confidential Information shall be the sole and exclusive property of the Company and its assigns. Further, this Section 4 shall not prevent the Participant from disclosing Confidential Information in connection with any litigation, arbitration or mediation involving the Participant’s employment or termination thereof, including, but not limited to, enforcing this Restrictive Covenant Annex, provided that such disclosure is reasonably necessary for the Participant to assert any claim or defense in such proceeding.

Section 5. Inventions.

(a) Assignment of Inventions. The Participant agrees that he will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company and hereby assigns to the Company, or its designee, all the Participant’s right, title and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, mask works, prototypes, models, materials, discoveries, ideas, processes, formulas, data, know-how, techniques, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws, which the Participant may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the entire period of time the Participant is in the employ of the Company, whether before or after the execution of this Restrictive Covenant Annex, except as provided in Section 5(e) below (collectively referred to as “Inventions”). Notwithstanding anything to the contrary contained herein, for purposes of this Restrictive Covenant Annex, Inventions shall not include inventions created by the Participant during non-business hours that are not related in any respect to the business (or any portion thereof) of the Company. The Participant further acknowledges that all original works of authorship that are made by the Participant (solely or jointly with others) within the scope of and during the period of his employment with the Company (whether before or after the execution of this Restrictive Covenant Annex) and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act.

(b) Inventions Assigned to the United States. The Participant agrees to assign to the United States government all the Participant’s right, title and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company, on the one hand, and the United States or any of its agencies, on the other hand.

(c) Maintenance of Records. The Participant agrees to keep and maintain adequate and current written records of all Inventions made by the Participant (solely or jointly with others) during the term of his employment with the Company. The records will be in the form of notes, notebooks, sketches, drawings or any other format that may be reasonably specified by the Company. The records will be available to, and remain the sole property of the Company at all times.

(d) Registrations and Enforcement. The Participant agrees to reasonably assist the Company, or its designee, at the Company’s expense, in every proper way to secure, maintain, defend and enforce the Company’s rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company or any successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. The Participant further agrees that his obligation to execute or cause to be executed, when it is in his power to do so, any such instrument or papers shall continue after the termination of this Restrictive Covenant Annex, but the Company shall compensate the Participant at a reasonable rate after his termination for the time actually spent by him at the Company’s request on such assistance. If the Company is unable because of the Participant’s mental or physical incapacity or for any other reason to secure his signature in connection with any of the foregoing actions (including as necessary to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above), then the Participant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney in fact, to act for and in his behalf and stead (including to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon) with the same legal force and effect as if executed by the Participant. The Participant hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which the Participant now or may hereafter have for infringement of any Inventions assigned hereunder to the Company.

(e) Obligation to Keep Company Informed. During the Period of Employment and for six (6) months after the Participant’s Termination Date, the Participant will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by the Participant, either alone or jointly with others. In addition, the Participant will promptly disclose to the Company all patent applications filed by him or on his behalf within a year after the Termination Date.

Section 6. Cooperation. For the Restricted Period, the Participant shall reasonably cooperate with the Company and the Affiliates in connection with: (a) any internal or governmental investigation or administrative, regulatory, arbitral or judicial proceeding involving any of them with respect to matters relating to the Participant’s employment with or service as a member of the Board or the board of directors of any Affiliate; or (b) any audit of the financial statements of the Company or any Affiliate with respect to the period of time when the Participant was employed by the Company.

Section 7. Return of Company Materials. The Participant agrees that, at the time of leaving the employ of the Company, the Participant will deliver to the Company (and will not keep in the Participant’s possession, recreate or deliver to anyone else) any and all devices, records, data, notes, notebooks, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, prototypes, samples, models and other documents or property, or reproductions of any aforementioned items developed by the Participant pursuant to his employment with the Company or otherwise belonging to the Company, any Affiliate, or their respective successors or assigns; provided that the Participant may retain his telephone directories, compensation related documents and other personal property.

Section 8. Understanding of Covenants.

(a) The Participant acknowledges that, in the course of the Participant’s employment with the Company and/or its Affiliates and their predecessors, the Participant has become familiar, or will become familiar, with the Company’s, the Affiliates’ and their predecessors’ trade secrets and with other confidential and proprietary information concerning the Company, the Affiliates and their respective predecessors and that the Participant’s services have been and will be of special, unique and extraordinary value to the Company and the Affiliates. The Participant agrees that the foregoing covenants (together, the “Restrictive Covenants”) are reasonable and necessary to protect the Company’s and the Affiliates’ trade secrets and other confidential and proprietary information, good will, stable workforce, and customer relations.

(b) Without limiting the generality of the Participant’s agreement in the preceding paragraph, the Participant (i) represents that the Participant is familiar with and has carefully considered the Restrictive Covenants, (ii) represents that the Participant is fully aware of the Participant’s obligations hereunder, (iii) agrees to the reasonableness of the length of time, scope and geographic coverage, as applicable, of the Restrictive Covenants, and (iv) agrees that the Restrictive Covenants shall continue in effect for the applicable periods set forth above in this Restrictive Covenant Annex regardless of whether the Participant is then entitled to receive severance pay or benefits from the Company. The Participant understands that the Restrictive Covenants may limit the Participant’s ability to earn a livelihood in a business similar to the business of the Company, and the Affiliates, but the Participant nevertheless believes that the Participant has received and will receive sufficient consideration and other benefits as an employee of the Company to justify such restrictions and that such restrictions would prevent the Participant from otherwise earning a living. The Participant acknowledges and agrees that the Restrictive Covenants do not confer a benefit upon the Company and the Affiliates disproportionate to the detriment of the Participant; are not greater than is required to protect the legitimate and valid business interests and goodwill of the Company and the Affiliates; are reasonably necessary to prevent unfair competition; and are not injurious to the public.

Section 9. Enforcement and Venue for Enforcement.

Subject to the provisions below in this Section 9, any controversy or claim arising out of or relating to this Restrictive Covenant Annex or the breach thereof (including the ability to arbitrate any controversy or claim), shall be settled by arbitration in Delaware in accordance with the laws of the State of Delaware. The arbitration shall be conducted in accordance with the commercial rules of the American Arbitration Association. Except as otherwise provided herein, the cost of any arbitration proceeding hereunder shall be borne by the Company. The award of the arbitrators shall be binding upon the parties. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

The Participant agrees that the Participant’s services are unique and that the Participant has access to the Company’s and the Affiliates’ trade secrets and other confidential and proprietary information. Accordingly, the Participant agrees that a breach by the Participant of any of the covenants in this Restrictive Covenant Annex would cause immediate and irreparable harm to the Company that would be difficult or impossible to measure, and that damages to the Company for any such injury would therefore be an inadequate remedy for any such breach.

Therefore, the Participant agrees that in the event of any breach or threatened breach of any provision of this Restrictive Covenant Annex, the Company shall be entitled, in addition to any other right and remedy the Company may have, at law or in equity, to an injunction, specific performance, and/or any other relief or remedy from any court of competent jurisdiction enjoining or restraining the Participant from any violation or threatened violation of any of the covenants set forth in this Restrictive Covenant Annex. The Participant further agrees that the applicable period of time any Restrictive Covenant is in effect following the Termination Date, as determined pursuant to the foregoing provisions of this Restrictive Covenant Annex, such period of time shall be extended by the same amount of time that the Participant is in breach of any Restrictive Covenant. The Participant further understands and agrees that any court action brought pursuant to this Section 9 will be brought in federal or state court of Delaware, and hereby expressly consents to the jurisdiction of such courts for that purpose.

If any of such restrictions shall be deemed to be unreasonable by reason of the extent, duration or geographical scope thereof or otherwise, then the court or arbitration tribunal making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and, in its reduced form, such restriction shall then be enforceable in the manner so modified by the court or tribunal.

If a court or arbitration tribunal makes a final and non-appealable determination that the Participant has breached any of the covenants under this Restrictive Covenant Annex, in addition to and not in lieu of any remedies applicable under the Stockholders’ Agreement (i) the Company (or its designee) shall have the right (but not the obligation) to repurchase any of the Participant’s shares of the Company’s common stock acquired pursuant to any stock options or other equity awards granted by the Company (collectively, “Equity Awards”) at cost or Fair Market Value, whichever is lower, (ii) all of the Participant’s Equity Awards that have not been exercised or settled, whether vested or unvested, will be forfeited, (iii) the Participant shall disgorge to the Company all profits realized by the Participant with respect to any Equity Awards, and (iv) the Participant shall not be entitled to any severance provided under any agreement with the Company or any severance plan or policy of the Company and shall reimburse the Company for any such severance received by the Participant.

Section 10. Permitted Disclosures. The Participant has the right under federal law to certain protections for cooperating with or reporting legal violations to the Securities and Exchange Commission (the “SEC”) and/or its Office of the Whistleblower, as well as certain other governmental entities and self-regulatory organizations. As such, nothing in this Agreement or otherwise prohibits or limits the Participant from disclosing this Agreement to, or from cooperating with or reporting violations to or initiating communications with, the SEC or any other such governmental entity or self-regulatory organization, and the Participant may do so without notifying the Company. The Company and its Affiliates may not retaliate against the Participant for any of these activities, and nothing in this Agreement or otherwise requires the Participant to waive any monetary award or other payment that the Participant might become entitled to from the SEC or any other governmental entity or self-regulatory organization. Moreover, nothing in this Agreement or otherwise prohibits the Participant from notifying the Company that the Participant is going to make a report or disclosure to law enforcement. Notwithstanding anything to the contrary in this Agreement or otherwise, as provided for in the Defend Trade Secrets Act of 2016 (18 U.S.C. § 1833(b)), the Participant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Without limiting the foregoing, if the Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Participant may disclose the trade secret to his or her attorney and use the trade secret information in the court proceeding, if the Participant (x) files any document containing the trade secret under seal, and (y) does not disclose the trade secret, except pursuant to court order.

Section 11. Governing Law. This Restrictive Covenant Annex shall be construed and interpreted in accordance with and governed by the laws of the State of Delaware, other than the conflict of laws provisions of such laws.

Section 12. Section Headings. The section headings of, and titles of paragraphs and subparagraphs contained in, this Restrictive Covenant Annex are for the purpose of convenience only, and they neither form a part of this Restrictive Covenant Annex nor are they to be used in the construction or interpretation thereof.

Section 13. Severability. If any provision of this Restrictive Covenant Annex shall be finally determined by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Restrictive Covenant Annex.

EXHIBIT A

JOINDER TO STOCKHOLDERS’ AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholders’ Agreement by and among (i) the Company, (ii) A-B Parent LLC, a Delaware limited liability company, (iii) Cobalt Recreation LLC, a Delaware limited liability company, (iv) Thomas F. Shannon and (v) Atairos Group, Inc., a Cayman Islands exempted company, dated as of June 6, 2017, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders’ Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Stockholders’ Agreement as of the date hereof and shall have all of the rights and obligations of a “Stockholder” and “Management Stockholder” thereunder as if it had executed the Stockholders’ Agreement and that the Options granted to the Joining Party under the Grant Notice and Award Agreement to which this Joinder Agreement is appended constitute “Equity Interests” subject to the Stockholders’ Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders’ Agreement.

To the extent that the Joining Party has previously executed or subsequently executes the Stockholders’ Agreement or an additional joinder agreement to the Stockholders’ Agreement, this Joinder Agreement shall nevertheless be given independent force and effect as a supplemental affirmation of the Joining Party’s agreement to the terms of the Stockholders’ Agreement in relation to the Joining Party’s receipt of the Options granted under the Grant Notice and Award Agreement to which this Joinder Agreement is appended and any and all other Equity Interests acquired by the Joining Party.

[Signature page follows]

A-1

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:

By:
Name:

Address for Notices:

[Signature Page for Joinder Agreement]

EXHIBIT B

CONSENT OF SPOUSE

The undersigned spouse of Participant who is the signatory to the foregoing Award Agreement has read and hereby approves the terms and conditions of the Plan and this Award Agreement. In consideration of the Company’s granting his or her spouse the Options as set forth in the Plan and this Award Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Award Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned’s spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Award Agreement.

[Signature page follows]

B-1

IN WITNESS WHEREOF, the undersigned has executed this consent as of the date written below.

Date:

Spouse of [●]

[Signature Page for Consent of Spouse]